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MOTIVE CAPITAL CORP

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [•], 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the meeting. To attend:
https://www.cstproxy.com/motivecapitalcorp/2022

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

MOTIVE CAPITAL CORP

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON [•], 2022

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders (the "Extraordinary Meeting") and accompanying Proxy Statement, dated [•], 2022, in connection with the Extraordinary Meeting to be held virtually at **https://www.cstproxy.com/motivecapitalcorp/2022** on [•], 2022 at [•] a.m. Eastern Time, and hereby appoints [•] (with full power to act alone), as the attorney-in-fact and proxy of the undersigned, with full power of substitution to vote all shares of Motive Capital Corp ("Motive") registered in the name provided, which the undersigned is entitled to vote at the Extraordinary Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement.

THE ORDINARY SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH PROPOSAL.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on [•], 2022:
This notice of meeting and the accompanying Proxy Statement are available at: https://www.cstproxy.com/motivecapitalcorp/2022

PROXY CARD
MOTIVE CAPITAL CORP — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 9.

Please mark your votes like this **X**

Proposal No. 1: The Business Combination Proposal FOR AGAINST ABSTAIN

Proposal to approve and adopt by ordinary resolution the Agreement and Plan of Merger, dated as of September 13, 2021 (the "Merger Agreement"), by and among Motive, FGI Merger Sub, Inc., a wholly owned subsidiary of Motive ("Merger Sub"), and Forge Global, Inc. ("Forge"), a copy of which is attached as Annex A to the Proxy Statement, and the transactions contemplated thereunder, including the merger of Merger Sub with and into Forge (the "Merger" and, together with the other transactions contemplated by the Merger Agreement, the "Business Combination"), with Forge surviving the Merger as a wholly owned subsidiary of Forge Global Holdings, Inc. ("New Forge"), and the issuance of shares of common stock, par value $0.0001 per share, of New Forge ("Domestication Common Stock") pursuant to the Merger Agreement. Approval of the Business Combination Proposal, the Redomestication Proposal, the Binding Charter Proposal, and the NYSE Proposal are each cross-conditioned on the approval of the others at the Extraordinary Meeting. Therefore, if any of the Redomestication Proposal, Binding Charter Proposal, or NYSE Proposal is not approved, the Business Combination Proposal will have no effect.

Proposal No. 2: The Redomestication Proposal FOR AGAINST ABSTAIN

Proposal to approve by special resolution the change of Motive's jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the "Domestication" and, together with the Merger, the "Business Combination"). Approval of the Business Combination Proposal, the Redomestication Proposal, the Binding Charter Proposal, and the NYSE Proposal are each cross-conditioned on the approval of the others at the Extraordinary Meeting. Therefore, if any of the Business Combination Proposal, Binding Charter Proposal, or NYSE Proposal is not approved, the Redomestication Proposal will have no effect.

Proposal No. 3: The Non-Binding Organizational Documents Proposals

Proposals to approve by ordinary resolution certain governance provisions in the Certificate of Incorporation of New Forge (the "Proposed Charter") and the Bylaws of New Forge (the "Proposed Bylaws" and, together with the Proposed Charter, the "Proposed Organizational Documents"), each to be voted on separately on a non-binding advisory basis.

Proposal No. 3A: Authorized Shares – Proposal to authorize the change in the authorized capital stock of Motive from (i) 500,000,000 Class A ordinary shares, 50,000,000 Class B ordinary shares and 5,000,000 preference shares, par value $0.0001 per share, to (ii) 2,000,000,000 shares of Domestication Common Stock and 100,000,000 shares of New Forge preferred stock. FOR AGAINST ABSTAIN

Proposal No. 3B: Exclusive Forum Provision – Proposal to authorize adopting Delaware as the exclusive forum for certain stockholder litigation. FOR AGAINST ABSTAIN

Proposal No. 3C: Adoption of Supermajority Vote Requirement to Amend the Proposed Organizational Documents – Proposal to approve provisions requiring the affirmative vote of at least (i) two-thirds of the outstanding shares of capital stock entitled to vote to adopt, amend or repeal the Proposed Bylaws and (ii) two-thirds of the outstanding shares of capital stock entitled to vote, and two-thirds of the outstanding shares of each class entitled to vote as a class, to amend or repeal any provision of Articles V (the provisions regarding stockholder actions without a meeting and who can call special meetings of stockholders), VI (the provisions regarding the size of the New Forge board of directors, the classification of the New Forge board of directors, the filling of vacancies and the election and removal of directors), VII (the provisions regarding the limited liability of directors of New Forge), VIII (the provisions regarding requirements to amend the Bylaws by the New Forge board of directors or by stockholders) and IX (the provisions relating to the amendment of the Charter) of the Proposed Charter. FOR AGAINST ABSTAIN

Proposal No. 3D: Removal of Directors – Proposal to approve provisions permitting the removal of a director only for cause and only by the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote at an election of directors, voting together as a single class. FOR AGAINST ABSTAIN

Proposal No. 3E: Action by Written Consent of Stockholders – Proposal to approve provisions requiring stockholders to take action at an annual or special meeting and prohibiting stockholder action by written consent in lieu of a meeting. FOR AGAINST ABSTAIN

Proposal No. 3F: Other Changes In Connection With Adoption of the Proposed Organizational Documents – Proposal to authorize (1) changing the corporate name from "Motive Capital Corp" to "Forge Global Holdings, Inc.", (2) making New Forge's corporate existence perpetual, and (3) removing certain provisions related to Motive's status as a blank check company that will no longer be applicable upon consummation of the Business Combination. FOR AGAINST ABSTAIN

Proposal No. 4: The Binding Charter Proposal FOR AGAINST ABSTAIN

Proposal to approve by special resolution the Proposed Charter in the form attached as Annex B to the Proxy Statement. Approval of the Business Combination Proposal, the Redomestication Proposal, the Binding Charter Proposal, and the NYSE Proposal are each cross-conditioned on the approval of the others at the Extraordinary Meeting. Therefore, if any of the Business Combination Proposal, Redomestication Proposal, or NYSE Proposal is not approved, the Binding Charter Proposal will have no effect.

Proposal No. 5: The Director Election Proposal FOR AGAINST ABSTAIN

Proposal to approve by ordinary resolution of the holders of Class B ordinary shares of Motive the seven (7) individuals to serve as members of the New Forge board of directors following the consummation of the Business Combination. The Director Election Proposal is conditioned on the approval of each of the Business Combination Proposal, the Redomestication Proposal, the NYSE Proposal and the Binding Charter Proposal, as well as upon the consummation of the Business Combination. Therefore, if each of the Business Combination Proposal, the Redomestication Proposal, the NYSE Proposal and the Binding Charter Proposal is not approved, or if the Business Combination is not consummated for any reason, the Director Election Proposal will have no effect. Only holders of Class B ordinary shares of Motive are entitled to vote for this Proposal No. 5.

Proposal No. 6: The NYSE Proposal FOR AGAINST ABSTAIN

Proposal to approve by ordinary resolution, for purposes of complying with applicable listing rules of the New York Stock Exchange, the issuance of more than 20% of the issued and outstanding ordinary shares of Motive pursuant to the Business Combination. Approval of the Business Combination Proposal, the Redomestication Proposal, the Binding Charter Proposal, and the NYSE Proposal are each cross-conditioned on the approval of the others at the Extraordinary Meeting. Therefore, if any of the Business Combination Proposal, Redomestication Proposal or Binding Charter Proposal is not approved, the NYSE Proposal will have no effect.

Proposal No. 7: The Incentive Plan Proposal FOR AGAINST ABSTAIN

Proposal to approve by ordinary resolution the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan in the form attached as Annex I to the Proxy Statement. The Incentive Plan Proposal is conditioned on the approval of each of the Business Combination Proposal, the Redomestication Proposal, the NYSE Proposal and the Binding Charter Proposal, as well as upon the consummation of the Business Combination. Therefore, if each of the Business Combination Proposal, the Redomestication Proposal, the NYSE Proposal and the Binding Charter Proposal is not approved, or if the Business Combination is not consummated for any reason, the Incentive Plan Proposal will have no effect.

Proposal No. 8: The Employee Stock Purchase Plan Proposal FOR AGAINST ABSTAIN

Proposal to approve by ordinary resolution the Forge Global Holdings, Inc. 2022 Employee Stock Purchase Plan in the form attached as Annex J to the Proxy Statement. The Employee Stock Purchase Plan Proposal is conditioned on the approval of each of the Business Combination Proposal, the Redomestication Proposal, the NYSE Proposal and the Binding Charter Proposal, as well as upon the consummation of the Business Combination. Therefore, if each of the Business Combination Proposal, the Redomestication Proposal, the NYSE Proposal and the Binding Charter Proposal is not approved, or if the Business Combination is not consummated for any reason, the Employee Stock Purchase Plan Proposal will have no effect.

Proposal No. 9: The Adjournment Proposal FOR AGAINST ABSTAIN

Proposal to approve by ordinary resolution the adjournment of the Extraordinary Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Redomestication Proposal, the Binding Charter Proposal, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, the Director Election Proposal, and the NYSE Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in the Proxy Statement.

Note: If any other matters properly come before the Extraordinary Meeting, unless such authority is withheld on this proxy card, the proxies will vote on such matters in their discretion.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. ANY VOTES RECEIVED AFTER A PROPOSAL HAS BEEN VOTED UPON WILL NOT BE COUNTED. THIS PROXY CARD WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED "FOR" EACH OF THE PROPOSALS AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

CONTROL NUMBER

Signature__________ **Signature, if held jointly**__________ **Date**__________**, 2022.**

Note: Please sign exactly as your name appears on this proxy. If shares are held in the name of more than one person, EACH joint owner should sign above. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should also submit powers of attorney. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.